Exhibit 10.36

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

THIS AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT (“Amendment”) is entered into this 13th day of April, 2011 by and between Seven One Limited, a company organized under the laws of the British Virgin Islands (“SOL”), and Balqon Corporation, a Nevada corporation (“Distributor”).

RECITALS

A.           SOL and Distributor are parties to that certain Distribution Agreement dated as of December 14, 2010 (the “Distribution Agreement”).

B.           SOL and Distributor wish to amend the Distribution Agreement to (i) revise the Recitals contained therein to correctly reflect the chain of distribution and relationships, (ii) provide for certain representations and warranties of SOL in connection with the appointment of Distributor as exclusive distributor of the Products, (iii) expand SOL’s indemnification obligations under the Distribution Agreement and (iv) correct certain other statements contained in the Distribution Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows.

1.           Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement, as amended hereby.

2.           Amendment to Distribution Agreement.

(a)               The Recitals to the Distribution Agreement are hereby amended and restated in their entirety to read as follows:

“A.           Seven One Battery Company manufactures and sells lithium iron phosphate batteries and high voltage charging systems (collectively, the “Products”) and has granted SOL an exclusive right to distribute the Products in the United States the “Territory”).  SOL desires to enter into an exclusive distribution agreement with Balqon to enhance sales of the Products in the Territory.

B.              Balqon desires to sell the Products to end users and resellers within the United States pursuant to an exclusive distribution agreement with SOL.”

(b)               Section 1 of the Distribution Agreement is hereby amended to add the following subsection (d):

“(d)           In connection with the appointment, SOL represents and warrants to Distributor that (i) SOL has the absolute and unconditional right to appoint Distributor as its exclusive authorized distributor for the promotion, marketing and sale of the Products in the Territory, and (ii) SOL has the absolute right to sell the Products directly to Distributor for use in Distributor’s products.”

(c)               Section 14(b) of the Distribution Agreement is hereby amended and restated in its entirety to read as follows:

“(b)           SOL shall indemnify and hold Distributor harmless from and against any and all liabilities, losses, damages, injuries, costs, expenses, causes of action, claims, demands, assessments and similar matters, including without limitation reasonable attorneys’ fees, resulting from or arising out of (i) the design or manufacture of the Products, including, without limitation, claims for product liability and claims under any Product warranties given by SOL, but excluding any claims arising from or in connection with any act or omission by Distributor or any officer, agent or employee of Distributor, and (ii) any breach of SOL’s representations and warranties contained in this Agreement including without limitation those representations and warranties set forth in Section 1(d).  Distributor shall promptly notify SOL in writing upon learning of any such claims or potential claims, and SOL shall have the option of handling the defense of the same through counsel of its choice, in which event Distributor shall provide reasonable cooperation and assistance at its own expense, provided that any out of pocket expense of Distributor in complying with this provision shall be borne by SOL.”

(d)               Section 18(h) of the Distribution Agreement is hereby amended to replace the reference to “Nevada” contained therein with “California.”

3.           Miscellaneous.

(a)               This Amendment contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

(b)               This Amendment may not be amended or modified, and no provisions hereof may be waived, without the written consent of SOL and Distributor.  No action taken pursuant to this Amendment, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Amendment shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

(c)               The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof.

(d)               This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

(e)               The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the geographic boundaries of Orange County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Amendment, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Amendment except in the federal and state courts located within the geographic boundaries of Orange County, California and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Amendment or the subject matter hereof may not be enforced in or by such court. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

(f)               If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of the Amendment, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

(g)               Upon the effectiveness of this Amendment, each reference in the Distribution Agreement to “this Agreement,” “hereunder,” “herein,” “hereof,” or words of like import referring to the Distribution Agreement shall mean and refer to the Distribution Agreement as amended by this Amendment.

(h)               This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i)               If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)               Except as amended by this Amendment, the Distribution Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SEVEN ONE LIMITED

By:	/s/ Winston Chung
Winston Chung,
Chief Executive Officer

BALQON CORPORATION

By:	/s/ Balwinder Samra
Balwinder Samra,
President and Chief Executive Officer